UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 27, 2022

Evolve Transition Infrastructure LP

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1360 Post Oak Blvd, Suite 2400
Houston, TX	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 783-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	SNMP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

As previously disclosed, on August 30, 2021, Catarina Midstream LLC, a Delaware limited liability company (“Catarina Midstream”), and wholly owned subsidiary of Evolve Transition Infrastructure LP, a Delaware limited partnership (the “Partnership”), initiated a non-administered arbitration against SN Catarina LLC, a Delaware limited liability company (“SN Catarina”), pursuant to the International Institute for Conflict Prevention & Resolution Non-Administered Arbitration Rules (the “Catarina Arbitration”), wherein Catarina Midstream asserts claims for declaratory judgment and breach of contract arising from SN Catarina failing to pay increased tariff rates for interruptible throughput volumes from the eastern portion of Mesquite Energy, Inc.’s, a Delaware corporation (formerly known as Sanchez Energy Corporation) (“Mesquite”), acreage position in Dimmit, La Salle and Webb counties in Texas (“Eastern Catarina”) and its refusal to pay the incremental infrastructure fee since July 2021.

SN Catarina filed a counterclaim in the Catarina Arbitration against Catarina Midstream alleging (i) Catarina Midstream’s June 24, 2021 tariff rate increase, and its two prior tariff rate increases under the Firm Gathering and Process Agreement, dated as of October 14, 2015, by and between Catarina Midstream and SN Catarina and subsidiary of Mesquite, which was amended effective June 30, 2017 (as amended, the “Catarina Gathering Agreement”), constitute breaches of the Catarina Gathering Agreement, and (ii) Catarina Midstream’s continued addition of the incremental infrastructure fee on a month-to-month basis after March 31, 2018 constitutes an additional breach of the Catarina Gathering Agreement.

Mesquite and SN Catarina also initiated adversary proceeding 21-03931 (MI) (the “Mesquite Adversary”) against the Partnership and Catarina Midstream in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”), wherein Mesquite and SN Catarina seek recharacterization of the Partnership’s 2015 acquisition of Catarina Midstream and its gathering system from Mesquite as a disguised financing.

Item 1.01  Entry into a Material Definitive Agreement.

Settlement Agreement

On May 27, 2022 (the “Execution Date”), in order to resolve the various claims, defenses, causes of action, and other disputes between and among SN Catarina, Catarina Midstream, Mesquite, the Partnership, Evolve Transition Infrastructure GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), SP Holdings, LLC, a Texas limited liability company and the sole member of the General Partner (“SP Holdings”), and SN Operating LLC (“SN Operating,” collectively, with SN Catarina, Catarina Midstream, Mesquite, the Partnership, the General Partner, and SP Holdings, the “Settlement Parties”), including the Catarina Arbitration and the Mesquite Adversary, the Settlement Parties entered into that certain Settlement Agreement (the “Settlement Agreement”).

In the Settlement Agreement, the Settlement Parties agreed, among other things, to the following actions and agreements effective as of the Execution Date: (i) to promptly and diligently seek a stay of all deadlines and proceedings in both the Catarina Arbitration and the Mesquite

Adversary, in each case, pending the effectiveness of releases to be executed by each Settlement Party and delivered to each other Settlement Party within five (5) days after the Effective Date (as defined below), in the form attached as Exhibit A to the Settlement Agreement (the “Releases”), (ii) that the Tolling Period (as defined in the Settlement Agreement) shall not be included in computing any statute of limitations or statute of repose for any claim or cause of action subject to the Releases (the “Tolled Claims”), nor will the Tolling Period be considered in support of other listed defenses in the Settlement Agreement, including lawsuits or actions involving Tolled Claims, and (iii) concurrently with the execution of the Settlement Agreement, SN Catarina and SN Operating will file with the Bankruptcy Court a motion pursuant to Rule 9019 of the Bankruptcy Rules seeking the Approval Order on an expedited basis (the “9019 Motion”). The 9019 Motion was filed with the Bankruptcy Court on the Execution Date.

The Settlement Parties agreed, among other things, to take the following actions within five (5) days after the date on which the Bankruptcy Court enters a final, non-appealable order pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure, approving the Settlement Agreement, including the Releases included therein, unless an earlier date is mutually agreed upon by the Parties following an order of the Bankruptcy Court granting the 9019 Motion but prior to the time such 9019 Motion becomes final and non-appealable (the “Effective Date”): (i) to execute and deliver their respective Releases, (ii) upon mutual exchange of all Releases, SN Catarina shall deliver $10,000,000.00 cash to an account or accounts designated by Catarina Midstream, (iii) to have the Partnership execute and deliver to Mesquite the Assignment Agreement, in the form attached as Exhibit B to the Settlement Agreement, pursuant to which the Partnership will assign to Mesquite any claims of the Partnership arising out of or related to the conduct alleged in Sanchez Oil & Gas Corp., et al. v. Terra Energy Partners LLC, et al., Cause No. 2016-18909 (Dist. Ct., Harris County, Texas, 11th Jud’l Dist.), and (iv) to have the Settlement Parties sign and submit stipulations of dismissal, or such other documents as may be required, to effectuate dismissal of the Catarina Arbitration and the Mesquite Adversary with prejudice, and no Settlement Party shall object to any such dismissals.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to such document, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Amended and Restated Firm Gathering and Processing Agreement

On the Execution Date, Catarina Midstream and SN Catarina entered into that certain Amended and Restated Firm Gathering and Processing Agreement (the “A&R Gathering Agreement”). The A&R Gathering Agreement amends and restates in its entirety the Catarina Gathering Agreement. The A&R Gathering Agreement provides for, among other things, (i) a new dedication of Eastern Catarina, whereas only the western portion of such acreage (“Western Catarina”) was dedicated under the Catarina Gathering Agreement, (ii) different established gathering and processing fee rates for existing production on Western Catarina or Eastern Catarina consistent with rates charged and paid until June 2021 as well as new rates for new production from the Dedicated Acreage (as defined in the A&R Gathering Agreement) or from the Subject Wells (as defined in the A&R Gathering Agreement), and (iii) new obligations with respect to pressure limitations at certain measurement points attributable to SN Catarina or Catarina Midstream and with respect to FL&U (as defined in the A&R Gathering Agreement).

The foregoing description of the A&R Gathering Agreement does not purport to be complete and is qualified in its entirety by reference to such document, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Gathering Agreement Side Letter

Concurrently with the execution of the A&R Gathering Agreement, Catarina Midstream and SN Catarina entered into a side letter agreement, dated May 27, 2022 (the “Gathering Agreement Side Letter”), pursuant to which SN Catarina agreed to (i) seek dismissal with prejudice of the proceeding initiated by SN Catarina and SN Operating, LLC with the Texas Railroad Commission on February 18, 2022, (ii) make a one-time payment to Catarina Midstream of $4,443,248, and (iii) pay an amount equal to $687,333 representing the difference between the amount paid by SN Catarina for services for the month of April 2022 and the amount that is due under the terms of the A&R Gathering Agreement.

The foregoing description of the Gathering Agreement Side Letter does not purport to be complete and is qualified in its entirety by reference to such document, which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
10.1

Settlement Agreement, dated May 27, 2022, by and among SN Catarina, LLC, Catarina Midstream, LLC, Mesquite Energy, Inc., Evolve Transition Infrastructure LP, Evolve Transition Infrastructure GP LLC, SP Holdings, LLC, and SN Operating, LLC.

10.2*	Amended and Restated Firm Gathering and Processing Agreement, dated May 27, 2022, by and between SN Catarina, LLC, and Catarina Midstream, LLC.
10.3	Letter Agreement, dated May 27, 2022, by and between SN Catarina, LLC, and Catarina Midstream, LLC.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

_________________
* Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item 601(b)(10) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLVE TRANSITION INFRASTRUCTURE LP
By: Evolve Transition Infrastructure GP LLC, its general partner

Date: May 31, 2022	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer and Secretary

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